PHOENIX MULTI-SERIES TRUST
CIK# 0000884122
SEMI - ANNUAL 04/30/06


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 72EE, 73A1, 73A2, 73B,74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 1- Class A $19,447, Class B $575, Class C $5,232 Class T $3,188 Series 2- Class A $2,996, Class B $352, Class C $340.

72EE
Series 1- Class A 0000, Class B 0000, Class C 0000, Class T 0000
Series 2- Class A 0000, Class B 0000, Class C 0000.

73A1/73A2-
Series 1- Class A $0.0965, Class B $0.0851, Class C $0.0907,
 Class T $0.0792
Series 2- Class A $0.2729, Class B $0.2333, Class C $0.2331.

73B
Series 1- Class A, B and C is Zero.
Series 1- Class A, B and C is Zero.

74U1/74U2-
Series 1- Class A 227,029, Class B 6,381, Class C 51,781 Class T 37,176 Series 2- Class A 10,891, Class B 1,422, Class C 1,521

74V1/74V2-
Series 1- Class A $4.70, Class B $4.69, Class C $4.74, Class T $4.73 Series 2- Class A $10.79, Class B $10.77, Class C $10.83

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